Agreement No.: PS22-059 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. LAUNCH VEHICLE SUPPLY AGREEMENT dated 2023-04-26 VOLVO CAR CORPORATION and POLESTAR PERFORMANCE AB Regarding Sale of [***] vehicles for commercial launch activities Agreement No.: PS22-059 TABLE OF CONTENTS 1. DEFINITIONS ......................................................................................................................... 3 2. AGREEMENT ......................................................................................................................... 4 3. LAUNCH VEHICLE ORDER AND SUPPLY ....................................................................... 5 4. PRICE AND PAYMENT ........................................................................................................ 5 5. TRADEMARKS ...................................................................................................................... 6 6. TERM AND TERMINATION ................................................................................................ 7 7. NOTICES ................................................................................................................................. 7 LIST OF SCHEDULES TO THIS LAUNCH VEHICLE SUPPLY AGREEMENT Schedule 1 List of Launch Vehicles and pricelist Schedule 2 General Terms Agreement No.: PS22-059 This LAUNCH VEHICLE SUPPLY AGREEMENT (this “Agreement”) is made between: (1) Volvo Car Corporation, Reg. no. 556074-3089, 405 31 Göteborg, Sweden. a limited liability company incorporated under the laws of Sweden (the “Seller”). (2) Polestar Performance AB, Reg.no. 556653-3096, a company organised and existing under the laws of Sweden (the “Buyer”) and Each of the Seller and the Buyer is hereinafter referred to as a “Party”. BACKGROUND A. The Seller is a company within the Volvo Car group engaged in product development, design, manufacturing, sales and distribution of Seller branded vehicles and components, spare parts and accessories thereto. B. The Buyer is a company within the Polestar group engaged in the product development, design, manufacturing, sales and distribution of Buyer branded vehicles. C. The Buyer has outsourced the full development and manufacturing of its new [***] vehicle to the Seller and Seller’s Affiliates. D. Buyer now wishes to buy Launch Vehicles (as defined below) from the Seller for the use in the commercial launch activities. The Seller has agreed to, subject to the Buyer’s Order to sell and supply such Launch Vehicles to the Buyer and the Buyer has agreed to buy such Launch Vehicles on the terms set out in this Agreement. E. The Seller does not manufacture the Launch Vehicles. Instead Zhongjia Automobile Manufacturing (Chengdu) CO. LTD is the company responsible for manufacturing of the Launch Vehicles and the Seller is responsible for the distribution of the Launch Vehicles to the Buyer. Nevertheless, the Seller is fully responsible for this Agreement and the Buyer’s single point of contact. F. As a general principle, the Parties agree that transactions between all relevant entities involved shall be conducted on arm’s length terms. G. In light of the foregoing, the Parties have agreed to execute this Agreement. 1. DEFINITIONS “Affiliate” means (i) for the Seller, any other legal entity that, directly or indirectly, is controlled by Volvo Car Corporation or Volvo Cars (China) Investment Company; and (ii) for the Buyer, any other legal entity that, directly or indirectly, is controlled by Polestar Automotive Holding UK PLC, and control means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. “Agreement” means this Agreement as originally executed and as amended from time to time, together with its Schedules. Agreement No.: PS22-059 “Buyer” shall have the meaning ascribed to it in the Individual Terms. “General Terms” means the general terms and conditions applicable to the supply and purchase of the Launch Vehicles under this Agreement set forth in Schedule 2. “Individual Terms” means this main document of this Agreement. “Launch Vehicles” means the products set forth in Schedule 1.“Prices” means the individual unit price of each Launch Vehicle as further set out in this Agreement. “Purchase Order” shall have the meaning ascribed to it in the General Terms. “Service Agreement” means the Service Agreement for the scrapping services of the used [***] TT Cars signed in conjunction to this Agreement between Volvo Car Corporation and Polestar Performance AB. “Steering Committee” means the first level of governance forum for handling the co- operation between the Parties in various matters, under this Manufacturing Agreement which regarding cooperation between the Parties is the so called Volvo and Polestar Engineering & Operations Steering Committee. “Strategic Board” means the highest level governance forum established by the Parties for handling the cooperation between the Parties in respect of various matters which regarding cooperation between the Parties under this Manufacturing Agreement is the so called Volvo Cars Polestar Executive Alignment Meeting. “Third Party” means any person not a Party or an Affiliate of a Party. “TT” cars means Tooling Trial vehicles as defined in Volvo product development system (VPDS). “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against third parties. 2. AGREEMENT 2.1 General 2.1.1 The main document of this Agreement sets out the specific terms that shall apply to the supply of the Launch Vehicles to the Buyer. The general terms and conditions in relation to the obligations of the Parties hereunder are set out in the General Terms, which, together with the other schedules to this Agreement, form an integral part of this Agreement. 2.1.2 In the event there are any contradictions or inconsistencies between the terms of these Individual Terms of the Agreement and its schedules, the Parties agree that they shall prevail over each other in the following order if not specifically stated otherwise in such document or the context or circumstances clearly suggest otherwise: (a) These Individual Terms (b) General Terms (Schedule 2)

Agreement No.: PS22-059 (c) List of Launch Vehicles and prices (Schedule 1) 2.2 Scope 2.2.1 The Parties have agreed upon the Launch Vehicles that the Seller shall supply to the Buyer under this Agreement, which are set out in Schedule 1. The Parties may, through written agreement, decide to add or remove Launch Vehicles to/from Schedule 1. Any such additional Launch Vehicles shall thereafter be covered by this Agreement and considered as Launch Vehicles. 2.3 Seller’s Obligations 2.3.1 Seller shall provide the Launch Vehicles in the state of completeness as set forth below, including preparing customs documentation: 2.3.2 Quality level requirements for TT series. 2.3.2.1 TT cars [***]. 3. LAUNCH VEHICLE ORDER AND SUPPLY Subject to Purchase Orders being placed by Buyer, the Seller agrees to sell and supply to the Buyer, and the Buyer agrees to purchase from the Seller, the Launch Vehicles in accordance with the terms of this Agreement and, in particular, the General Terms. 3.1 Timing for build start and first car ready in each series Build of the TT cars is estimated to between [***]. 4. PRICES 4.1 The Prices per Launch Vehicle at the agreed Shipping Terms will be determined on "arm´s length terms" applying the cost plus method and are set forth in Schedule 1. 5. PAYMENT TERMS 5.1 Seller will invoice Buyer in the form of invoice as agreed by Buyer and Seller when the Launch Vehicle leaves the Seller’s stock location. Invoices may be generated electronically; provided however that Buyer may request hard-copy summary invoices that total batches of individual invoices over a specified period, in order to satisfy VAT and Customs reporting requirements. 5.2 Payment terms are [***] days after date of invoice. Buyer will pay Seller for the invoice in accordance with that. 5.3 Payment of all invoiced amounts will be in SEK, or such other currency as Buyer and Seller may agree, and against an invoice issued to Buyer by Seller. Agreement No.: PS22-059 5.4 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be [***]. 5.5 VAT is chargeable on all invoiced amounts only where required by local law and shall be borne by the Buyer. Buyer may appoint an affiliate or Third Party to handle the requisite VAT registration and recovery. Seller shall apply for VAT exemption, credit and refund for exporting goods when selling to Buyer. 5.6 Any bank charges in connection with payment by Buyer to Seller shall be paid or reimbursed by Buyer. 5.7 If Seller, pursuant to the General Terms, appoints its Affiliates and/or subcontractors to perform its obligations under this Agreement, Seller shall include the costs relating to such work in the invoices to Buyer. 6. TRADEMARKS 6.1 General For the avoidance of doubt, this Agreement shall in no way be construed as to give any of the Parties any right whatsoever to use any registered or unregistered trademarks or brand names owned or licensed by another Party or its Affiliates, except in the manner and to the extent set forth in this Agreement or expressly consented to in writing by that other Party. 6.2 Volvo Cars brand name 6.2.1 For sake of clarity, it is especially noted that this Agreement does not include any right to use the ‘Volvo’ brand name, or Trademarks, or refer to ‘Volvo’ in communications or official documents of whatever kind. The Parties acknowledge that the ‘Volvo’ Trademarks as well as the ‘Volvo’ name is owned by Volvo Trademark Holding AB and that the right to use the name and the ‘Volvo’ Trademarks is subject to a license agreement, which stipulates that the name, Trademarks and all thereto related intellectual property can only be used by Volvo Cars and its Affiliates in relation to Volvo products. 6.2.2 This means that this Agreement does not include any rights to directly or indirectly use the ‘Volvo’ brand name or ‘Volvo’ Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence, unless for the export of Launch Vehicle by the Seller under this Agreement. 6.3 Buyer’s brand name 6.3.1 For sake of clarity, it is also noted that this Agreement does not include any right for the Seller to use the Buyer’s brand name or Trademarks, or refer to the Buyer in communications or official documents of whatever kind. 6.3.2 This means that this Agreement does not include any rights for the /Seller to directly or indirectly use the /Buyer’s brand name or Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. Agreement No.: PS22-059 6.4 Trademarks on Launch Vehicles 6.4.1 Notwithstanding the above, the Seller is hereby granted the right to use the Buyer’s trademarks but solely to apply such trademark on the Launch Vehicles in accordance with the instructions provided by the Buyer. 6.4.2 Any other use of the Buyer’s trademark, including on the Launch Vehicles, is subject to the Parties entering into a trademark license agreement. 7. TERM AND TERMINATION 7.1 This Agreement shall become effective when signed by duly authorised signatories of each Party and shall remain in force until terminated in accordance with Sections 7.2 or 7.3 below. 7.2 Either Party shall be entitled to terminate this Agreement with immediate effect in the event: (a) the other Party commits a material breach of the terms of this Agreement, which has not been remedied within sixty (60) days from written notice from the other Party to remedy such breach (if capable of being remedied); (b) the other Party should become insolvent or enters into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors. 7.3 Buyer shall in addition be entitled to terminate the Agreement for convenience upon sixty (60) days´ written notice to the Seller. 7.4 After expiry or termination of this Agreement (except for situations where the Seller has terminated this Agreement due to material breach by the Buyer), the Seller shall continue to supply the Launch Vehicles to the Buyer in accordance with the terms of this Agreement, to the extent required to fulfil any Purchase Orders and Call-Offs executed prior to the termination of this Agreement. 8. NOTICES All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement shall be sent to following addresses and shall otherwise be sent in accordance with the terms in the General Terms: (a) To Seller: Volvo Car Corporation Dept. 50419 HC2N 405 31 Göteborg, Sweden Attention: [***] Email: [***] Agreement No.: PS22-059 With a copy to: Volvo Car Corporation Dept. 50090 HBS3 405 31 Göteborg, Sweden Attention: General Counsel [***] (b) To Buyer: Polestar Performance AB Attention: [***] Email: [***] With a copy not constituting notice to: Polestar Performance AB Attention: General Counsel [***] ______________________________ [SIGNATURE PAGE FOLLOWS]

Agreement No.: PS22-059 This Agreement has been signed electronically by both Parties. VOLVO CAR CORPORATION POLESTAR PERFORMANCE AB By: /s/ Maria Hemberg By: /s/ Anna Rudensjö Printed Name: Maria Hemberg Printed Name: Anna Rudensjö Title: General Counsel Title: General Counsel Date: May 15, 2023 Date: May 17, 2023 By: /s/ Johan Ekdahl By: /s/ Dennis Nobelius Printed Name: Johan Ekdahl Printed Name: Dennis Nobelius Title: CFO Title: COO Date: May 16, 2023 Date: May 17, 2023 Schedule 1 – List of Launch Vehicles and Price List SCHEDULE 1 – LIST OF LAUNCH VEHICLES AND PRICELIST [***] Agreement No.: PS22-059 SCHEDULE 2 - GENERAL TERMS AND CONDITIONS For the supply and purchase of Launch Vehicles TABLE OF CONTENTS 1. DEFINITIONS ......................................................................................................................... 1 2. LAUNCH VEHICLE SUPPLY ............................................................................................... 2 3. ORDERS AND VOLUMES .................................................................................................... 2 4. MANUFACTURING ............................................................................................................... 3 5. DELIVERY, LOGISTICS, TITLE AND RISK ...................................................................... 3 6. QUALITY ................................................................................................................................ 3 7. DEFECTS, MISBUILDS AND RIGHT TO REJECT............................................................. 4 8. WARRANTY........................................................................................................................... 4 9. INTELLECTUAL PROPERTY RIGHTS ............................................................................... 4 10. LIMITATION OF LIABILITY ............................................................................................... 5 11. GOVERNANCE AND CHANGES ......................................................................................... 5 12. CONFIDENTIALITY .............................................................................................................. 5 13. MISCELLANEOUS ................................................................................................................ 6 14. GOVERNING LAW ................................................................................................................ 8 15. DISPUTE RESOLUTION ....................................................................................................... 8 Schedule 2 – General Terms and Conditions 1(9) BACKGROUND These general terms and conditions constitute a schedule to the Agreement (as defined below) and are an integral part of the Agreement. 1. DEFINITIONS “Agreement” means the Individual Terms to which these General Terms are attached, including all of its schedules. “Launch Vehicles” shall have the meaning ascribed to it in the Individual Terms. “Confidential Information” means any and all information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to information relating to Launch Vehicles, intellectual property rights, concepts, technologies, processes, commercial figures, techniques, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to, during or after the execution of the Agreement. “Disclosing Party” means the party disclosing Confidential Information to the Receiving Party. “Facility” means a building, Plant, premise, machine, equipment, fixture, or fitting required to build and store the Launch Vehicles. “Force Majeure Event” shall mean as set out in Section 13.1.1. “General Terms” means these general terms and conditions, which are applicable to the supply and purchase of Launch Vehicles under the Agreement. “Individual Terms” means the main document of the Agreement, i.e. the contract document named ‘Launch Vehicles Supply Agreement’ executed and entered into between the Buyer and the Seller, to which these General Terms are a schedule. “Order” means a purchase order by the Buyer for the supply by the Seller of a finished (completely built) Launch Vehicles, containing (as the transaction, context, circumstance, or case may be) the detailed specifications and commercial data, transmitted electronically by the Buyer to the Seller. “Party/ies” shall have the meaning ascribed to it in the Individual Terms. “Prices shall have the meaning ascribed to it in the Individual Terms. “Plant” or “Plant Facility” means a specific Facility in which the manufacture or assembly of a Launch Vehicles or Launch Vehicles takes place. “Raw Materials” means the tangible components, materials, parts, or other items that are required to assemble or manufacture the Launch Vehicles. “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party.

Schedule 2 – General Terms and Conditions 2(9) “Seller” shall have the meaning ascribed to it in the Individual Terms. “Seller’s Plant Quality Standards” means those quality standards that are in place (and as amended in the future) in relation to Seller’s Plant Facilities. “Steering Committee” shall have the meaning ascribed to it in the Individual Terms “Strategic Board” shall have the meaning ascribed to it in the Individual Terms. “Technical Specification” means all the required vehicle specifications that has been developed under the License, License Assignment and Service Agreement (agreement number PS19-022, dated June 30, 2019) that is necessary to manufacture a complete vehicle. “Third Party” shall have the meaning ascribed to it in the Individual Terms. 2. LAUNCH VEHICLE SUPPLY 2.1 Subject to Orders being placed by the Buyer, the Seller agrees to sell and supply to the Buyer, and the Buyer agrees to purchase from the Seller, the Launch Vehicles in accordance with the terms of the Agreement including, but not limited to, these General Terms. 2.2 The Parties acknowledge that Seller may use its Affiliates to perform its obligations under this Agreement, provided that Seller informs Buyer thereof. Seller shall however remain responsible for the performance, and any omission to perform or comply with the provisions of this Agreement, by any Affiliate to Seller to the same extent as if such performance or omittance was made by Seller itself. Seller shall also remain Buyer’s sole point of contact unless otherwise agreed. 3. ORDERS AND VOLUMES 3.1 When desiring to purchase any of the Launch Vehicles, the Buyer shall issue an Order and submit it to the Seller. The Order shall state the ordered Launch Vehicles, quantity, price (based on the Prices) and time of delivery. 3.2 The Order shall be confirmed by the Seller or declined in writing within two (2) business days from receipt. If an Order has not been confirmed or been declined within such time, the Order shall be considered confirmed by the Seller. The Seller shall not unreasonably withhold confirmation of, or decline, an Order. No terms and conditions in any Order or confirmation of an Order or similar that deviate from the terms and conditions of this Agreement shall be valid or binding unless expressly agreed between the Parties. 3.3 The Buyer may cancel an Order in whole or in part. In this event, the Buyer shall reimburse the Seller for any proven actual costs and expenses incurred by the Seller due to the Buyer’s cancellation and which the Seller is unable to mitigate by delivering the Launch Vehicles, under the relevant Order to another buyer or in any other financially acceptable way. For the sake of clarity, the Seller can only sell the Launch vehicles to the Buyer unless Buyer has priorly approved another buyer. The Seller shall produce reasonable documentation on the incurred costs and expenses for which the Seller claims reimbursement. 3.4 The Buyer will order and the Seller will supply Launch Vehicles in accordance with ordering processes that are in current operation between the Parties, and as amended in the Schedule 2 – General Terms and Conditions 3(9) future. Orders shall be submitted, collected, segmented and scheduled using such systems as the Parties may agree upon from time to time. 4. MANUFACTURING 4.1 Assembly 4.1.1 The Seller undertakes to assemble the Launch Vehicles in strict conformity with the Technical Specification and/or as otherwise instructed by the Buyer from time to time and shall never implement any product changes, modification or substitutions of said Launch Vehicle(s) unless authorized thereto in writing by the Buyer in each case, subject to existing processes. 4.1.2 Seller will manage updates of the Launch Vehicles at a preparation area provided by the Buyer close to the Port of Shanghai. Seller will purchase these updates as a service from Buyer under a separate service agreement. The cost of updating the Launch Vehicles will be included in the vehicle price and to capture correct value for Customs documentation Polestar Automotive China Distribution will invoice Zhongjia Automobile Manufacturing (Chengdu) CO. LTD the corresponding cost. 5. DELIVERY, LOGISTICS, TITLE AND RISK 5.1 The Seller will deliver the Launch Vehicles on the dates that the Buyer specifies in the Orders, or any mutually agreed extended date. If the Buyer does not specify a date for any specific Order, the Seller shall deliver the Launch Vehicles within a commercially reasonable time. 5.2 The Launch Vehicles shall, unless otherwise agreed between the Parties in writing, be delivered in accordance with FOB Incoterms 2020 at the port agreed between the Parties currently being Shanghai. 5.3 The Buyer will issue packaging instructions for the Launch Vehicles, suitable for the selected transportation method. Should such packaging instruction not be available, the Seller will select packaging method. 5.4 The Seller shall cooperate with the Buyer in the latter’s arrangement of the outbound logistics and transportation of the Launch Vehicles from its Facility to the preparation area provided by the Buyer and thereafter to market destinations specified by the Buyer (and Buyer Affiliates) on the Buyer’s behalf. 5.5 Title and risk of loss or damage with respect to each Launch Vehicle passes to the Buyer when the Seller has delivered the Launch Vehicles to the Buyer in accordance with Section 5, without prejudice to the Buyer's right to reject Launch Vehicles under Section 7. 5.6 If the Seller finds that it will not be able to deliver the Launch Vehicles at the agreed time or if delay on its part seems likely, the Seller shall immediately notify the Buyer thereof in writing, stating the reasons for the delay and, if possible, the time when delivery can be expected. 6. QUALITY 6.1 When producing the Launch Vehicles, the Seller shall use professional and skilled personnel, reasonably experienced for the production. The Seller shall work according to Schedule 2 – General Terms and Conditions 4(9) the same standard of care and professionalism that is done in the Seller’s internal business and production. 6.2 The Seller’s quality metrics requirements applicable to its Plant Facilities will apply to all finished Launch Vehicles. The Seller shall meet the objective standards of the Seller’s Plant Quality Standards and the Seller will maintain such standards. 6.3 The Launch Vehicles shall conform to the Technical Specification. 7. DEFECTS AND RIGHT TO REJECT 7.1 The Buyer will inspect and check the Launch Vehicles on site at Seller’s premises before they will be shipped to Buyer. The Buyer will give an approval to ship the Launch Vehicles. This inspection is an initial check and not a final approval of the Prototype Vehicles. 7.2 Immediately upon the Buyer's identification of the fact that any of the Launch Vehicles does not comply with the terms of this Agreement, the Buyer shall have the right to reject such defective Launch Vehicle within a commercially reasonable time after delivery. 7.3 The Seller shall repair and/or correct any rejected Launch Vehicles within a commercially reasonable time at its own costs and expenses. If a particular Launch Vehicle cannot be repaired or corrected, the Seller shall replace any non-repairable or non-correctable Launch Vehicle. 7.4 The Seller shall replace or physically correct any defects found prior to delivery of the Launch Vehicles to the Buyer. The Buyer is not obliged to accept Launch Vehicles if Seller has not properly corrected the defect. 7.5 If in delivering Launch Vehicles under this Agreement, the Seller delivers a Launch Vehicle that does not comply strictly with the Technical Specification and the quality level set forth in Section 2.3.2 in the Individual terms to the Buyer, the Parties will handle any such Launch Vehicle in accordance with Section 7.1, and the Seller alone will bear all correction or replacement costs. 8. WARRANTY 8.1 The Seller warrants that the product is in conformity with the Technical Specifications and merchantability or fitness for the particular purposes described in this Agreement. 8.2 Other than the above-mentioned Warranty, Seller expressly disclaims any warranty of Launch Vehicles or any parts thereof, express or implied, including any implied warranty of quality, merchantability or fitness for a particular purpose or any liability for losses based on negligence, manufacturer’s strict liability, product liability, after-sales services or otherwise. Additionally, Seller does not provide any warranty in respect of any intellectual property rights (including but not limited to trademarks, patents, copyrights, know-hows) related to the Launch Vehicles or any parts thereof and shall not be liable for any loss suffered by Buyer resulting therefrom. 9. INTELLECTUAL PROPERTY RIGHTS Except as expressly stated in this Agreement, nothing in this Agreement shall be construed as an assignment of ownership of, or license to, any intellectual property rights. Schedule 2 – General Terms and Conditions 5(9) 10. LIMITATION OF LIABILITY 10.1 Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Agreement. 10.2 Each Party’s aggregate liability for any direct damage arising out of or in connection with this Agreement shall be limited to [***] of the Agreement amount subject to the price set forth in Schedule 1. 10.3 The limitations of liability set out in this Section 11 shall not apply in respect of damage; (a) caused by wilful misconduct or gross negligence, or (b) caused by a Party’s breach of the confidentiality undertakings in Section 12 below. 11. GOVERNANCE AND CHANGES 11.1 The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Agreement as well as issues and/or disputes arising under this Agreement. 11.2 The governance and co-operation between the Parties in respect of this Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the Steering Committee. 11.3 If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision. 12. CONFIDENTIALITY 12.1 All Confidential Information shall only be used for the purposes set forth in this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 13.1 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a Third Party who is free to divulge the same; (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; (e) is reasonably necessary for either Party to utilize its rights and make use of its Intellectual Property Rights; or

Schedule 2 – General Terms and Conditions 6(9) (f) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 12.2 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to third parties or publication of the Confidential Information, as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 12. 12.3 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential” does not disqualify the disclosed information from being classified as Confidential Information. 12.4 If any Party violates any of its obligations described in this Section 13, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 16.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 12.5 This Section 12 shall survive the expiration or termination of this Agreement without limitation in time. 13. MISCELLANEOUS 13.1 Force majeure 13.1.1 Neither Party shall be liable for any failure or delay in performing its obligations under this Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions,. 13.1.2 A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under this Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance Schedule 2 – General Terms and Conditions 7(9) notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 13.2 Notices 13.2.1 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered by personal delivery, facsimile, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by facsimile or email transmission, at the time and on the date indicated on a confirmation of successful transmission page relating to such facsimile transmission or at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. 13.2.2 All such notices, demands, requests and other communications shall be sent to the addresses set out in the Individual Terms. 13.3 Assignment 13.3.1 Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party’s prior written consent. 13.4 Waiver Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. 13.5 Severability In the event any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected and the remaining provisions of the Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended. Schedule 2 – General Terms and Conditions 8(9) 13.6 Entire Agreement All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement. 13.7 Amendments Any amendment or addition to this Agreement must be made in writing and signed by the Parties to be valid. 13.8 Survival If this Agreement is terminated or expires pursuant to the terms in the Individual Terms, Section 12 (Confidential Information), Section 14 Governing Law), Section 15 (Dispute Resolution) as well as this Section 13.8, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration. 14. GOVERNING LAW This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of Sweden, without giving regard to its conflict of laws principles. 15. DISPUTE RESOLUTION 15.1 Escalation principles 15.1.1 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten (10) days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. 15.1.2 The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect. 15.1.3 If the Steering Committee cannot settle the deadlock within thirty (30) days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. Should the matter not have been resolved by the Strategic Board within thirty (30) days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 15.2 below. If no Steering Committee has been Schedule 2 – General Terms and Conditions 9(9) established between the Parties, the relevant issue shall be referred to the Strategic Board immediately and Section 15.1.2 above shall not apply. 15.1.4 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 13 above. 15.1.5 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 16.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. 15.2 Arbitration 15.2.1 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Stockholm Chamber of Commerce, whereas the seat of arbitration shall be Gothenburg, Sweden, the language to be used in the arbitral proceedings shall be English, and the arbitral tribunal shall be composed of three arbitrators. 15.2.2 Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. 15.2.3 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. 15.2.4 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential.